Exhibit 10.19

AMENDMENT NO. 4 TO CREDIT AGREEMENT

    THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated and effective as of December 31, 2021 (this “Amendment”), is among THE ANDERSONS, INC., an Ohio corporation (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Guarantors party hereto and each of the Lenders party hereto.

Recitals:

A.The Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of January 11, 2019 (as amended by Amendment No. 1 to Credit Agreement, dated as of October 23, 2020, Amendment No. 2 to Credit Agreement, dated as of February 4, 2021, Amendment No. 3 to Credit Agreement, dated as of May 6, 2021, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Existing Credit Agreement, as modified by the terms hereof (the “Credit Agreement”).
B.The Guarantors and the Administrative Agent have entered into that certain Guaranty dated as of January 11, 2019 (the “Guaranty”).
C.The Borrower has requested that the Administrative Agent and the Lenders modify the Existing Credit Agreement in certain respects.
D.Subject to the terms and conditions set forth below, the Administrative Agent and the Lenders party hereto have agreed to amend the Existing Credit Agreement.
    In furtherance of the foregoing, the parties agree as follows:

    Section 1.    Amendments to Existing Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Existing Credit Agreement is hereby amended as follows:

    (a)    The definition of “Interest Period” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“Interest Period” means, with respect to a Eurodollar Advance, a period of seven (7) days or one (1), two (2), three (3) or six (6) months (or such other period agreed upon in writing by the Borrower and each applicable Lender) commencing on a Business Day selected by the Borrower pursuant to this Agreement and ending on the day which corresponds numerically to such date seven (7) days or one (1), two (2), three (3) or six (6) months thereafter (or such other period agreed upon in writing by the Borrower and each applicable Lender), provided, that
(a)    any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    (x) any Interest Period applicable to a Eurodollar Advance made by the 364-Day Revolving Lenders that would otherwise extend beyond the 364-Day Revolving Loan Termination Date shall end on the 364-Day Revolving Loan Termination Date, (y) any Interest Period applicable to a Eurodollar Rate Advance made by the Five-Year Revolving Lenders that would otherwise extend beyond the Five-Year Revolving Loan Termination Date shall end on the Five-Year Revolving Loan Termination Date and (z) any Interest Period applicable to a Eurodollar Rate Advance relating to Term Loans that would otherwise extend beyond the Term Loan Maturity Date applicable to such Term Loans shall end on the applicable Term Loan Maturity Date, and in each case, the Borrower shall also pay accrued interest on any such Loans, together with any additional amounts required pursuant to Section 3.4.
Notwithstanding the foregoing or anything to the contrary set forth herein, the Eurodollar Rate for a seven-day Interest Period shall be determined using the Eurodollar Rate for a one-month Interest Period that would otherwise start on the same day as the requested seven-day period.
    (b)    Section 6.12 of the Credit Agreement is hereby amended in its entirety as follows:

6.12    Secured Indebtedness. So long as (x) no Default or Event of Default is then outstanding or would result therefrom, and (y) the Borrower will be in pro forma compliance with Section 6.4 immediately before and after the incurrence thereof, the Consolidated Financial Covenant Entities (other than Excluded Subsidiaries) may directly or indirectly create, issue, incur or assume Recourse Debt secured by Liens on all or any portion of their assets only so long as the aggregate principal amount of all such Indebtedness at no time exceeds twenty-five percent (25%) of Capitalization; provided, however, that Liens upon Adjusted Working Capital and trading assets shall not be permitted other than (i) those Liens granted by Excluded Subsidiaries upon their respective Properties or (ii) Liens granted by the Consolidated Financial Covenant Entities (other than Excluded Subsidiaries) to secure Indebtedness used to fund working capital needs or to secure Structured Inventory Purchase Amounts, which for the avoidance of doubt, shall constitute Indebtedness for purposes of this Section 6.12 (the “Secured Working Capital Basket”); provided that:

(I) the aggregate principal amount of such Indebtedness incurred by Consolidated Financial Covenant Entities (other than Excluded Subsidiaries) shall not exceed $200,000,000 at any time outstanding,
(II) the Consolidated Financial Covenant Entities (other than Excluded Subsidiaries) may only incur Indebtedness exceeding $35,000,000 in aggregate principal amount under the Secured Working Capital Basket to the extent the Aggregate Outstanding Five-Year Revolving Exposure exceeds $450,000,000 at the time of incurrence thereof,
(III) five (5) business days’ prior written notice is given to the Administrative Agent of the applicable Consolidated Financial Covenant Entity’s (other than Excluded Subsidiaries’) intention to incur

Indebtedness under the Secured Working Capital Basket, individually or in the aggregate, in excess of $35,000,000 in aggregate principal amount,
(IV) any Indebtedness incurred under the Secured Working Capital Basket when at least $35,000,000 in aggregate principal amount already is outstanding thereunder shall be repaid in full within 120 days of the incurrence thereof, and
(V) the aggregate net book value of assets securing Indebtedness used to fund working capital needs or securing Structured Inventory Purchase Amounts shall not exceed 135% of the aggregate principal amount (including unused commitments) of such Indebtedness and Structured Inventory Purchase Amounts.
Section 2.    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedents:

(a)     Documentation. The Administrative Agent shall have received this Amendment, duly executed and delivered by the Borrower, the Guarantors, the Administrative Agent, and those Lenders required to approve the terms of the Amendment; and
(b)    Fees and Expenses. The Borrower shall have paid all fees and expenses of the Administrative Agent required to be reimbursed in connection herewith pursuant to the Credit Agreement.

Section 3.    Representations and Warranties.

(a)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

    (i)    The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(ii)    There exists no Default or Event of Default, nor would a Default or Event of Default result from this Amendment.

(b)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders party hereto that this Amendment has been duly authorized, executed and delivered by it and sets forth the legal, valid and binding obligations of the Borrower or such Guarantor, respectively, and is enforceable against the Borrower and such Guarantor, respectively, in accordance with its terms.

Section 4.    Miscellaneous.

    (a)    Ratification and Confirmation of Loan Documents. Each of the Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the Guaranty), in each case after giving effect to the amendments and other agreements contemplated hereby.

    (b)    Fees and Expenses. Without limiting the generality of Section 2(b) above, the Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable out-of-pocket fees, disbursements and charges of outside counsel for the Administrative Agent.

    (c)    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

    (d)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (but giving effect to federal laws applicable to national banks), and shall be further subject to the provisions of Sections 15.2 and 15.3 of the Credit Agreement.

    (e)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the E-SIGN Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (UETA). Each party hereto may rely on any such electronic signatures without further inquiry.

    (f)    Entire Agreement. This Amendment and the other Loan Documents (collectively, the “Relevant Documents”) set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 8.3 of the Credit Agreement.

    (g)    Severability of Provisions. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

(h)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Article XII of the Credit Agreement).

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

    The following parties have caused this Amendment to be executed as of the date first written above.

                    BORROWER:

THE ANDERSONS, INC.

By:
Name:
Title:

GUARANTORS:

THE ANDERSONS EXECUTIVE SERVICES LLC

By:
Name:
Title:

THE ANDERSONS PLANT NUTRIENT LLC

By:
Name:
Title:

TITAN LANSING, LLC

By:
Name:
Title:

LANSING TRADE GROUP, LLC

By:
Name:
Title:

PLANT NUTRIENT OPERATIONS LLC

By:
Name:
Title:
Signature Page to Amendment No. 4
The Andersons Credit Agreement (2021)

THE ANDERSONS RAILCAR COMPANY LLC

By: ______________________________________
Name:
Title:

THE ANDERSONS RAILCAR LEASING COMPANY LLC

By: ______________________________________
Name:
Title:

Signature Page to Amendment No. 4
The Andersons Credit Agreement (2021)

U.S. BANK NATIONAL ASSOCIATION,
as LC Issuer and as Administrative Agent

By: _________________________ Name: Title:

__________________, as a Lender (Print name above) By: _________________________ Name: Title:

Signature Page to Amendment No. 4
The Andersons Credit Agreement (2021)